Exhibit 3.237

Rowan Rigs S.a r.I. (Anc.: Lionfish Luxembourg S.a r.l.) Societe a responsabilite limitee 48 Boulevard Grande-Duchess Charlotte, L-1330 Luxembourg R.C.S. Luxembourg: B 186.655 I STATUTS COORDONNES Statuts coordonnes deposes au registre de commerce et des societes pour servir aux fins de publication au Memorial, Recueil Special des Societes et Associations. Pour statuts coordonnes au 04 fevrier 2016 Ma'itre Jacques KESSELER Notaire I

Rowan Rigs S.a r.l. (Anc.: Lionfish Luxembourg S.a r.l.) Societe a responsabilite limitee 48 Boulevard Grande-Duchess Charlotte, L-1330 Luxembourg R.C.S. Luxembourg: B 186.655 ISTATUTS COORDONNES AU 04 fevrier 2016 Name - Object - Registered office - Duration Art. 1. There is hereby formed a "societe a responsabilite limitee", limited liability company (the "Company"), governed by the present articles of association (the "Articles") and by current Luxembourg laws (the "Law"), in particular the law of 10 August 1915 on Commercial Companies, as amended in particular by the law of 18 September 1933 and of 28 December 1992 on "societes a responsabilite limitee" (the "Commercial Companies Law"). Art. 2. The Company's name is "Rowan Rigs S.a r.l". Art. 3. The Company's purpose is: (1) To take participations and interests, in any form whatsoever, in any commercial, industrial, financial or other, Luxembourg or foreign companies or enterprises; (2) To acquire through participations, contributions, underwriting, purchases or options, negotiation or in any other way any securities, rights, patents and licenses and other property, rights and interest in property as the Company shall deem fit; (3) Generally to hold, manage, develop, sell or dispose of the same, in whole or in part, for such consideration as the Company may think fit, and in particular for shares or securities of any company purchasing the same; (4) To enter into, assist or participate in financial, commercial and other transactions; (5) To render managerial, administrative, consulting or other services to any holding company, subsidiary, or fellow subsidiary, or any other company which belong to the same group of companies than the Company (the "Affiliates"); (6) To grant to any Affiliates any assistance, loans, advances or guarantees (in the latter case, even in favour of a third-party lender of the Affiliates); (7) To borrow and raise money in any manner and to secure the repayment of any money borrowed; (8) To purchase, sell, transport freight, charter and manage sea-going vessels, and perform all financial and commercial operations and activities relating directly or indirectly thereto. In addition, the Company may own, lease, operate, and/or provide equipment used in contract drilling services in oil and gas drilling operations; acquire, hold, manage, sell or dispose of any such related equipment as well as sea-going vessels; enter into, assist or participate in financial, commercial and other transactions relating to contract drilling services and sea-going vessels; and (9) Generally to do all such other things as may appear to the Company to be incidental or conducive to the attainment of the above objects or any of them. The Company can perform all commercial, technical and financial operations, connected directly or indirectly in all areas as described above in order to facilitate the accomplishment of its purpose. Art. 4. The Company has its registered office in the City of Luxembourg, Grand-Duchy of Luxembourg. The registered office may be transferred within the municipality of the City of Luxembourg by decision of the board of managers or the sole manager (as the case may be). 2

The registered office of the Company may be transferred to any other place in the Grand-Duchy of Luxembourg or abroad by means of a resolution of an extraordinary general meeting of shareholders or of the sole shareholder (as the case may be) adopted under the conditions required by the Law. The Company may have offices and branches (whether or not a permanent establishment) both in Luxembourg and abroad. In the event that the board of managers or the sole manager (as the case may be) should determine that extraordinary political, economic or social developments have occurred or are imminent that would interfere with the normal activities of the Company at its registered office or with the ease of communication between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these extraordinary circumstances; such temporary measures shall have no effect on the nationality of the Company which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg company. Such temporary measures will be taken and notified to any interested parties by the board of managers or the sole manager (as the case may be) of the Company. Art. 5. The Company is constituted for an unlimited duration. Art. 6. The life of the Company does not come to an end by death, suspension of civil rights, bankruptcy or insolvency of any shareholder. Art. 7. The creditors, representatives, rightful owner or heirs of any shareholder are not allowed, in any circumstances, to require the sealing of the assets and documents of the Company, nor to interfere in any manner in the management of the Company. They must for the exercise of their rights refer to financial statements and to the decisions of the meetings of shareholders or of the sole shareholder (as the case may be). Capital - Shares Art. 8. The Company's share capital is set at USD 47,500 (forty-seven thousand five hundred United States Dollars), represented by 47,500 (forty-seven thousand five hundred) shares with a nominal value ofUSD 1 (one United States Dollar) each. The amount of the share capital of the Company may be increased or reduced by means of a resolution of the extraordinary general meeting of shareholders or of the sole shareholder ( as the case may be) adopted under the conditions required for amendment of the Articles. Art. 9. Each share confers an identical voting right and each shareholder has voting rights commensurate to his shareholding. Art. 10. The shares are freely transferable among the shareholders. Shares may not be transferred "inter vivas" to non-shareholders unless shareholders representing at least three quarter of the share capital shall have agreed thereto in a general meeting. Furthermore, the provisions of Articles 189 and 190 of the Commercial Companies Law shall apply. The shares are indivisible with regard to the Company, which admits only one owner per share. Art. 11. The Company shall have power to redeem its own shares. Such redemption shall be carried out by means of a resolution of an extraordinary general meeting of the shareholders or of the sole shareholder ( as the case may be), adopted under the conditions required for amendment of the Articles, provided that such redemption has been proposed to each shareholder of the same class in the proportion of the capital or of the class of shares concerned represented by their shares. However, if the redemption price is in excess of the nominal value of the shares to be redeemed, the redemption may only be decided to the extent that the excess purchase price may not exceed total profits made since the end of the last financial year for which the annual accounts have been approved, 3 plus any profits carried forward and sums drawn from reserves available for this purpose, less losses carried forward and any sums to be placed to reserve pursuant to the requirements of the Law or of Articles. Such redeemed shares shall be cancelled by reduction of the share capital. Management Art. 12. The Company will be managed by one or more managers. If several managers have been appointed, they will constitute a board of managers composed of one or several category A manager(s) and of one or several category B manager(s). The manager(s) need not be shareholders of the Company. The manager(s) shall be appointed and designated as category A manager or category B manager, and her/his/its/their remuneration determined, by a resolution of the general meeting of shareholders taken by simple majority of the votes cast, or of the sole shareholder (as the case may be). The remuneration of the manager(s) can be modified by a resolution taken at the same majority conditions. The general meeting of shareholders or the sole shareholder (as the case may be) may, at any time and "ad nutum ", remove and replace any manager. All powers not expressly reserved by the Law or the Articles to the general meeting of shareholders or to the sole shareholder (as the case may be) fall within the competence of the board of managers, or of the sole manager ( as the case may be). In dealing with third parties, the manager, or, in case of plurality of managers, the board of managers will have all powers to act in the name of the Company in all circumstances and to carry out and approve all acts and operations consistent with the Company's object, provided the terms of these Articles shall have been complied with. The Company shall be bound by the sole signature of its single manager, and, in case of plurality of managers, by the joint signature of one category A manager and one category B manager. The board of managers or the sole manager (as the case may be), may from time to time sub-delegate her/his/its powers for specific tasks to one or several ad hoc agent(s) who need not be shareholder(s) or manager(s) of the Company. The board of managers, or the sole manager (as the case may be) will determine the powers, duties and remuneration (if any) of its agent(s), the duration of the period of representation and any other relevant conditions of his/their agency. Art. 13. In case of plurality of managers, the decisions of the managers are taken by meeting of the board of managers. The board of managers shall appoint from among its members a chairman which in case of tie vote, shall have a casting vote. The chairman shall preside at all meetings of the board of managers. In case of absence of the chairman, the board of managers shall be chaired by a manager present and appointed for that purpose. It may also appoint a secretary, who needs not to be a manager, who shall be responsible for keeping the minutes of the meetings of the board of managers or for such other matter as may be specified by the board of managers. The board of managers shall meet when convened by one manager. Notice of any meeting of the board of managers shall be given to all managers at least 2 (two) days in advance of the time set for such meeting except in the event of emergency, the nature of which is to be set forth in the minute of the meeting. Any convening notice shall specify the time and place of the meeting and the nature of the business to be transacted. Convening notices can be given to each manager by word of mouth, in writing or by fax, cable, 4 telegram, telex, electronic means or by any other suitable communication means. The notice may be waived by the consent, in writing or by fax, cable, telegram, telex, electronic means or by any other suitable communication means, of each manager. The meeting will be duly held without prior notice if all the managers are present or duly represented. No separate notice is required for meetings held at times and places specified in a schedule previously adopted by a resolution of the board of managers. Any manager may act at any meeting of managers by appointing in writing or by fax, cable, telegram, telex or electronic means another manager as his/her/its proxy. A manager may represent more than one manager. The managers may participate in a board of managers meeting by phone, videoconference, or any other suitable telecommunication means allowing all persons participating in the meeting to hear each other at the same time, provided that a majority of the managers shall never attend the meeting while being located in the same foreign jurisdiction. Such participation in a meeting is deemed equivalent to participation in person at a meeting of the managers. The board of managers can validly deliberate and act only if the majority of its members is present or represented, including at least one category A manager and one category B manager. Decisions of the board of managers are adopted by the majority of the managers participating to the meeting or duly represented thereto including at least one category A manager and one category B manager. The deliberations of the board of managers shall be recorded in the minutes, which have to be signed by the chairman or one category A manager and one category B manager. Any transcript of or excerpt from these minutes shall be signed by the chairman or one category A manager and one category B manager. Resolutions in writing approved and signed by all managers shall have the same effect as resolutions passed at a managers' meeting. In such cases, written resolutions can either be documented in a single document or in several separate documents having the same content. Written resolutions may be transmitted by ordinary mail, fax, cable, telegram, telex, electronic means, or any other suitable telecommunication means. Art. 14. Any manager does not contract in his function any personal obligation concerning the commitments regularly taken by him in the name of the Company; as a representative of the Company, he is only responsible for the execution of his mandate. General meetings of shareholders Art. 15. In case of plurality of shareholders, decisions of the shareholders are taken as follows: The holding of a shareholders meeting is not compulsory as long as the shareholders number is less than 25 (twenty-five). In such case, each shareholder shall receive the whole text of each resolution or decision to be taken, transmitted in writing or by fax, cable, telegram, telex, electronic means or any other suitable telecommunication means. Each shareholder shall vote in writing. If the shareholders number exceeds 25 (twenty-five), the decisions of the shareholders are taken by meetings of the shareholders. In such a case 1 (one) general meeting shall be held at least annually in Luxembourg within 6 (six) months of the closing of the last financial year. Other general meetings of shareholders may be held in the Grand-Duchy of Luxembourg at any time specified in the notice of the meeting. 5

Art. 16. General meetings of shareholders are convened and written shareholders resolutions are proposed by the board of managers, or the sole manager ( as the case may be), failing which by shareholders representing more than half of the share capital of the Company. Written notices convening a general meeting and setting forth the agenda shall be made pursuant to the Law and shall be sent to each shareholder at least 8 ( eight) days before the meeting, except for the annual general meeting for which the notice shall be sent at least 21 (twenty-one) days prior to the date of the meeting. All notices must specify the time and place of the meeting. If all shareholders are present or represented at the general meeting and state that they have been duly informed of the agenda of the meeting, the general meeting may be held without prior notice. Any shareholder may act at any general meeting by appointing in writing or by fax, cable, telegram, telex, electronic means or by any other suitable telecommunication means another person who needs not be shareholder. Each shareholder may participate in general meetings of shareholders. Resolutions at the meetings of shareholders or resolutions proposed in writing to the shareholders are validly taken in so far as they are adopted by shareholders representing more than half of the share capital of the Company. If this quorum is not formed at a first meeting or at the first consultation, the shareholders are immediately convened or consulted a second time by registered letter and resolutions will be taken at the majority of the vote cast, regardless of the portion of capital represented. However, resolutions to amend the Articles shall only be taken by an extraordinary general meeting of shareholders, at a majority of shareholders representing at least three-quarters of the share capital of the Company. A sole shareholder exercises alone the powers devolved to the meeting of shareholders by the Law. Except in case of current operations concluded under normal conditions, contracts concluded between the sole shareholder and the Company have to be recorded in minutes or drawn-up in writing. Financial year - Balance sheet Art. 17. The Company's financial year begins on 1 January and closes on 31 December. Art. 18. Each year, as of 31 December, the board of managers, or the sole manager (as the case may be) will draw up the balance sheet which will contain a record of the properties of the Company together with its debts and liabilities and be accompanied by an annex containing a summary of all its commitments and the debts of the manager(s), statutory auditor(s) (if any) and shareholder(s) toward the Company. At the same time the board of managers or the sole manager ( as the case may be) will prepare a profit and loss account, which will be submitted to the general meeting of shareholders together with the balance sheet. Art. 19. Each shareholder may inspect at the head office the inventory, the balance sheet and the profit and loss account. If the shareholders' number exceeds 25 (twenty-five), such inspection shall be permitted only during the 15 (fifteen) days preceding the annual general meeting of shareholders. Supervision of the company Art. 20. If the shareholders number exceeds 25 (twenty-five), the supervision of the Company shall be entrusted to one or more statutory auditor(s) ("commissaires"), who may or may not be shareholder(s). 6

Each statutory auditor shall serve for a term ending on the date of the annual general meeting of shareholders following their appointment dealing with the approval of the annual accounts. At the end of this period and of each subsequent period, the statutory auditor( s) can be renewed in its/their function by a new resolution of the general meeting of shareholders or of the sole shareholder ( as the case may be) until the holding of the next annual general meeting dealing with the approval of the annual accounts. Where the thresholds of Article 35 of the law of 19 December 2002 on the Luxembourg Trade and Companies Register are met, the Company shall have its annual accounts audited by one or more qualified auditors ("reviseurs d'entreprises agrees") appointed by the general meeting of shareholders or the sole shareholder (as the case may be) amongst the qualified auditors registered in the Financial Sector Supervisory Commission ("Commission de Surveillance du Secteur Financier")' s public register. Notwithstanding the thresholds above mentioned, at any time, one or more qualified auditors may be appointed by resolution of the general meeting of shareholders or of the sole shareholder ( as the case may be) that shall decide the terms and conditions of his/her/its/their mandate. Dividend - Reserves Art. 21. The credit balance of the profit and loss account, after deduction of the expenses, costs, amortisations, charges and provisions represents the net profit of the Company. Every year 5% (five percent) of the net profit will be transferred to the statutory reserve. This deduction ceases to be compulsory when the statutory reserve amounts to one tenth of the issued share capital, as decreased or increased from time to time, but shall again become compulsory if the statutory reserve falls below such one tenth. The general meeting of shareholders at the majority vote determined by the Law or the sole shareholder ( as the case may be) may decide at any time that the excess be distributed to the shareholder(s) proportionally to the shares they hold, as dividends or be carried forward or transferred to an extraordinary reserve. Art. 22. Notwithstanding the provisions of the preceding article, the general meeting of shareholders of the Company, or the sole shareholder ( as the case may be) upon proposal of the board of managers or the sole manager ( as the case may be), may decide to pay interim dividends before the end of the current financial year, on the basis of a statement of accounts prepared by the board of managers or the sole manager ( as the case may be), and showing that sufficient funds are available for distribution, it being understood that the amount to be distributed may not exceed realised profits since the end of the last financial year, increased by profits carried forward and available reserves, less losses carried forward and sums to be allocated to a reserve to be established according to the Law or the Articles. Winding-up - Liquidation Art. 23. The general meeting of shareholders under the conditions required for amendment of the Articles, or the sole shareholder (as the case may be) may resolve the dissolution of the Company. Art. 24. The general meeting of shareholders with the consent of at least half of the shareholders holding three quarters of the share capital shall appoint one or more liquidator( s ), physical or legal person(s) and determine the method of liquidation, the powers of the liquidator(s) and their remuneration. When the liquidation of the Company is closed, the liquidation proceeds of the Company will be allocated to the shareholders proportionally to the shares they hold. Applicable law Art. 25. Reference is made to the provisions of the Law for which no specific provision is made in these Articles. 7

SUIT LA TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE Denomination - Objet - Siege - Duree Art. 1. II est constitue par cet acte une societe a responsabilite limitee (la «Societe»), regie par les presents statuts (les «Statuts») et par les lois luxembourgeoises actuellement en vigueur (la «Loi»), notamment par celle du 10 aout 1915 sur les societes commerciales, telle que modifiee notamment par la loi du 18 septembre 1933 et celle du 28 decembre 1992 sur les societes a responsabilite limitee (la «Loi sur les Societes Commerciales»). Art. 2 Le nom de la societe est "Rowan Rigs S.a r.l.". Art. 3. L'objet de la Societe est : (1) De prendre des participations et interets, sous quelque forme que ce soit, dans toutes societes ou entreprises commerciales, industrielles, financieres ou autres, luxembourgeoises ou etrangeres; (2) D'acquerir par voie de participation, d'apport, de souscription, de prise ferme ou d'option d'achat, de negociation et de toute autre maniere tous titres, droits, valeurs, brevets et licences et autres droits reels, droits personnels et interets, comme la Societe le jugera utile ; (3) De maniere generale de les detenir, les gerer, les mettre en valeur et les ceder en tout ou en partie, pour le prix que la Societe jugera adapte et en particulier contre les parts ou titres de toute societe les acquerant; (4) De conclure, d'assister ou de participer a des transactions financieres, commerciales ou autres; (5) De rendre des services de gestion, administratifs, de conseil ou autres services a toute societe holding, filiale, OU toute autre societe liee d'une maniere OU d'une autre a la Societe OU a toute societe appartenant au meme groupe de societes (les « Affiliees ») (6) D'octroyer a toutes Affiliees, tous concours, prets, avances ou garanties ( dans ce demi er cas, meme en faveur d'un tiers-preteur des Affiliees); (7) D'emprunter ou de lever des fonds de quelque maniere que ce soit et de garantir le remboursement de toute somme empruntee ; (8) D'acheter, de vendre, d'affreter et de gerer des navires de mer, et d'effectuer toutes les operations financieres et commerciales et les activites liees directement ou indirectement s'y rapportant. En outre, la societe peut detenir, louer, exploiter et/ou foumir de l'equipement utilise dans les services de forage dans les operations de forage petrolier et gazier; acquerir, detenir, gerer, vendre ou disposer de tout materiel connexe ainsi que des navires de mer; conclure, aider ou participer a des operations financieres, commerciales et autres se rapportant aux contrats de services de forage et de navires de mer; et (9) De maniere generale, de faire toute chose que la Societe juge circonstanciel ou favorable a la realisation des objets ci-dessus decrits ou a l'un quelconque d'entre eux. La Societe peut realiser toutes operations commerciales, techniques et financieres, en relation directe ou indirecte avec les secteurs pre decrits et aux fins de faciliter l'accomplissement de son objet. Art. 4. La Societe a son siege social etabli dans la Ville de Luxembourg, Grand-Duche de Luxembourg. Le siege social pourra etre transfere dans la commune de Luxembourg par decision du conseil de gerance ou du gerant unique (selon le cas). Le siege social de la Societe pourra etre transfere en tout autre lieu au Grand-Duche de Luxembourg ou a l'etranger par decision de l'assemblee generale extraordinaire des associes ou de l'associe unique (selon le cas) adoptee selon les conditions requises par la Loi. La Societe pourra ouvrir des bureaux ou succursales (sous forme d'etablissement permanent ou non) 8 tant au Grand-Duche de Luxembourg qu'a l'etranger. Au cas ou le conseil de gerance ou le gerant unique (selon le cas) estimerait que des evenements extraordinaires d'ordre politique, economique ou social de nature a compromettre l'activite normale de la Societe a son siege social, ou la communication aisee avec ce siege ou de ce siege avec l'etranger se sont produits ou sont imminents, il pourra transferer provisoirement le siege social a l'etranger jusqu'a cessation complete de ces circonstances anormales; ces mesures provisoires n'auront toutefois aucun effet sur la nationalite de la Societe laquelle, nonobstant ce transfert provisoire du siege restera luxembourgeoise. Pareilles mesures provisoires seront prises et portees a la connaissance des tiers par le conseil de gerance ou le gerant unique (selon le cas) de la Societe. Art. 5. La Societe est constituee pour une duree indeterminee. Art. 6. Le deces, !'interdiction, la faillite ou la deconfiture d'un des associes ne mettent pas fin a la Societe. Art. 7. Les creanciers, representants, ayants droit ou heritiers des associes ne pourront, pour quelque motif que ce soit, requerir !'apposition de scelles sur les biens et documents de la Societe, ni s'immiscer en aucune maniere dans les actes de son administration. Ils doivent pour l'exercice de leurs droits s'en rapporter aux inventaires sociaux et aux decisions des assemblees des associes ou de l'associe unique (selon le cas). Capital - Parts sociales Art. 8. Le capital social de la Societe est fixe a 47.500 USD (quarante-sept mille cinq cents Dollars Americains) represente par 47.500 (quarante-sept mille cinq cents) parts sociales d'une valeur nominale de 1 USD (un Dollar Americain) chacune. Le montant du capital social peut etre augmente ou reduit au moyen d'une resolution de l'assemblee generale des associes ou de l'associe unique (selon le cas), adoptee selon les conditions requises pour la modification des Statuts. Art. 9. Chaque part sociale confere un droit de vote identique et chaque associe a un droit de vote proportionnel aux nombres de parts qu'il detient. Art. 10. Les parts sociales sont librement cessibles entre associes. Aucune cession de parts sociales entre vifs a un tiers non-associe ne peut etre effectuee sans l'agrement donne en assemblee generale des associes representant au moins les trois quarts du capital social. Pour le reste, il est refere aux dispositions des articles 189 et 190 de la Loi sur les Societes Commerciales. Les parts sociales sont indivisibles a l'egard de la Societe, qui ne reconnait qu'un seul proprietaire pour chacune d'elle. Art. 11. La Societe est autorisee a racheter ses propres parts sociales. Un tel rachat sera decide par une resolution de l'assemblee generale des associes ou de l'associe unique (selon le cas) par decision adoptee selon les conditions requises pour la modification des Statuts, a condition qu'un tel rachat ait ete propose a chaque associe de meme categorie en proportion de sa participation dans le capital social ou de la categorie de parts sociales concernee, representee par ses parts sociales. Neanmoins, si le prix de rachat excede la valeur nominale des parts sociales rachetees, le rachat ne pourra etre decide que dans la mesure ou le supplement du prix d'achat n'excede pas le total des benefices realises depuis la fin du dernier exercice social dont les comptes annuels ont ete approuves, augmente des benefices reportes et de toutes sommes issues des reserves disponibles a cet effet, et diminue des pertes repartees ainsi que des sommes a porter en reserve conformement aux exigences de la Loi ou des Statuts. 9

Les parts sociales rachetees seront annulees par reduction du capital social. Gerance Art. 12. La Societe est geree par un OU plusieurs gerants. Si plusieurs gerants sont nommes, ils constituent un conseil de gerance compose d'un ou plusieurs gerant(s) de categorie A et d'un ou plusieurs gerant(s) de categorie B. Le(s) gerant(s) ne sont pas obligatoirement associes de la Societe. Le(s) gerant(s) est/sont nomme(s) et designe(s) comme gerant de categorie A ou gerant de categorie B, et sa/leur remuneration est fixee par resolution de l'assemblee generale des associes prise a la majorite simple des voix ou par decision de l'associe unique (selon le cas). La remuneration du/des gerant(s) peut etre modifiee par resolution prise dans les memes conditions de majorite. L'assemblee generale des associes ou l'associe unique (selon le cas) peut, « ad nutum » et a tout moment, revoquer ou remplacer tout gerant. Tousles pouvoirs non expressement reserves a l'assemblee generale des associes ou a l'associe unique (selon le cas) par la Loi ou les Statuts seront de la competence du conseil de gerance ou du gerant unique (selon le cas). Vis-a-vis des tiers, le gerant ou, en cas de pluralite de gerants, le conseil de gerance, aura tous pouvoirs pour agir en toutes circonstances au nom de la Societe et de realiser et approuver tous actes et toutes operations en relation avec l'objet social de la Societe dans la mesure ou les termes de ces Statuts auront ete respectes. La Societe sera engagee par la seule signature du gerant unique et en cas de pluralite de gerants, par la signature conjointe d'un gerant de categorie A et d'un gerant de categorie B. Le conseil de gerance, ou le gerant unique (selon le cas) peut, de temps en temps, subdeleguer une partie de ses pouvoirs pour des taches specifiques a un ou plusieurs agent(s) « ad hoc» qui n'est pas/ne sont pas necessairement associe(s) ou gerant(s) de la Societe. Le conseil de gerance ou le gerant unique (selon le cas) determine les pouvoirs, les responsabilites et la remuneration (s'il ya lieu) de cet/ces agent(s), la duree de son/leur mandat ainsi que toutes autres conditions de son/leur mandat. Art. 13. En cas de pluralite de gerants, les decisions des gerants sont prises en reunion du conseil de gerance. Le conseil de gerance designera parmi ses membres un president qui en cas d'egalite de voix, aura un vote preponderant. Le president presidera toutes les reunions du conseil de gerance. En cas d'absence du president, le conseil de gerance sera preside par un gerant present et nomme a cette fonction. Il peut egalement choisir un secretaire, lequel n'est pas necessairement gerant, qui sera responsable de la conservation des proces-verbaux des reunions du conseil de gerance ou de !'execution de toute autre tache specifiee par le conseil de gerance. Le conseil de gerance se reunira suite a la convocation donnee par un gerant. Pour chaque conseil de gerance, des convocations devront etre etablies et envoyees a chaque gerant au mo ins 2 ( deux) j ours avant la date prevue pour la reunion, sauf en cas d 'urgence, la nature de cette urgence devant etre determinee dans le proces-verbal de la reunion du conseil de gerance. Toute convocation devra specifier l'heure et le lieu de la reunion et la nature des activites a entreprendre. Les convocations peuvent etre faites aux gerants oralement, par ecrit ou par telefax, cable, telegramme, telex, moyens electroniques ou par tout autre moyen de communication approprie. Chaque gerant peut renoncer a cette convocation par ecrit OU par telefax, cable, telegramme, telex, moyens electroniques ou par tout autre moyen de communication approprie. La reunion du conseil de gerance se tiendra valablement sans convocation si tous les gerants sont presents ou dfiment representes. Une convocation specifique n'est pas requise pour les reunions du conseil de gerance qui se tiendront a l'heure et au lieu precises dans d'une precedente resolution du conseil de gerance. Tout gerant peut prendre part aux reunions du conseil de gerance en designant par ecrit ou par telefax, cable, telegramme, telex ou moyens electroniques un autre gerant pour le representer. Un gerant peut representer plusieurs autres gerants. Tout gerant peut assister a une reunion du conseil de gerance par telephone, videoconference ou par tout autre moyen de communication approprie permettant a !'ensemble des personnes presentes lors de cette reunion de communiquer simultanement. Une telle participation a une reunion du conseil de gerance est reputee equivalente a une presence physique a la reunion. Le conseil de gerance peut valablement deliberer et agir seulement si la majorite des gerants y est presente ou representee, dont au moins un gerant de categorie A et un gerant de categorie B. Les decisions du conseil de gerance sont adoptees a la majorite des gerants participant au conseil ou y etant representes, incluant au moins un gerant de categorie A et un gerant de categorie B. Les deliberations du conseil de gerance sont transcrites dans un proces-verbal, qui est signe par le president ou par un gerant de categorie A et un gerant de categorie B conjointement. Tout extrait ou copie de ce proces-verbal devra etre signe par le president ou par un gerant de categorie A et un gerant de categorie B conjointement. Les resolutions ecrites approuvees et signees par tous les gerants auront le meme effet que les resolutions prises en conseil de gerance. Dans de tels cas, les resolutions ecrites peuvent soit etre documentees dans un seul et meme document, soit dans plusieurs documents ayant le meme contenu. Les resolutions ecrites peuvent etre transmises par lettre ordinaire telefax, cable, telegramme, telex, moyens electroniques ou tout autre moyen de telecommunication approprie. Art. 14. Aucun gerant ne contracte en raison de ses fonctions d'obligation personnelle quant aux engagements regulierement pris par lui au nom de la Societe; simple mandataire de la Societe, il n'est responsable que de !'execution de son mandat. Assemblee generale des associes Art. 15. En cas de pluralite d'associes, les decisions des associes sont prises comme suit: La tenue d'assemblees generales n'est pas obligatoire, tant que le nombre des associes est inferieur a 25 (vingt-cinq). Dans ce cas, chaque associe recevra le texte complet de chaque resolution ou decision a prendre, transmis par ecrit OU par telefax, cable, telegrarnme, telex, moyens electroniques OU tout autre moyen de telecommunication approprie. Chaque associe emettra son vote par ecrit. Si le nombre des associes excede 25 (vingt-cinq), les decisions des associes sont prises en assemblee generate des associes. Dans ce cas une assemblee generate annuelle est tenue a Luxembourg dans les 6 (six) mois de la cloture du demier exercice social. Toute autre assemblee generale des associes peut se tenir au Grand-Duche de Luxembourg a l'heure et aujour fixe dans la convocation a l'assemblee. Art. 16. Les assemblees generates des associes sont convoquees et des resolutions ecrites d'associes sont proposees par le conseil de gerance ou par le gerant unique (selon le cas) ou, a defaut, par des associes representant plus de la moitie du capital social de la Societe. Une convocation ecrite convoquant une assemblee generate et indiquant l'ordre du jour est faite conformement a la Loi et est adressee a chaque associe au moins 8 (huit) jours avant l'assemblee, sauf pour l'assemblee generate annuelle pour laquelle la convocation sera envoyee au moins 21 (vingt et 11

un) jours avant la date de l'assemblee. Toutes les convocations doivent mentionner la date et le lieu de l'assemblee generale. Si tous les associes sont presents OU representes a l'assemblee generale et indiquent avoir ete dfiment informes de l'ordre du jour de l'assemblee, l'assemblee generale peut se tenir sans convocation prealable. Tout associe peut se faire representer a toute assemblee generale en designant par ecrit OU par telefax, cable, telegramme, telex, moyens electroniques ou tout autre moyen de telecommunication approprie un tiers qui peut ne pas etre associe. Chaque associe a le droit de participer aux assemblees generales des associes. Les resolutions des assemblees des associes ou les resolutions proposees par ecrit aux associes ne sont valablement adoptees que pour autant qu'elles sont prises par des associes representant plus de la moitie du capital social de la Societe. Si ce quorum n'est pas atteint lors de la premiere assemblee generale ou sur premiere consultation, les associes sont immediatement convoques ou consultes une seconde fois par lettre recomrnandee, et les resolutions seront adoptees a la majorite des votes exprimes quelle que soit la portion du capital represente. Toutefois, les decisions ayant pour objet une modification des Statuts ne pourront etre prises qu'en assemblee generale extraordinaire des associes, a la majorite des associes representant au moins les trois-quarts du capital social de la Societe. Un associe unique exerce seul les pouvoirs devolus a l'assemblee generale des associes par les dispositions de la Loi. Excepte en cas d'operations courantes conclues dans des conditions normales, les contrats concluent entre l'associe unique et la Societe doivent etre inscrits dans un proces-verbal ou etablis par ecrit. Exercice social - Comptes annuels Art. 17. L'exercice social commence 1 er janvier et se termine le 31 decembre. Art. 18. Chaque annee, au 31 decembre, le conseil de gerance ou le gerant unique (selon le cas) etablira le bilan qui contiendra l'inventaire des avoirs de la Societe et de toutes ses dettes avec une annexe contenant le resume de tous ses engagements, ainsi que les dettes du (des) gerant(s), du (des) commissaire(s) (s'il en existe) et du (des) associe(s) envers la societe. Dans le meme temps, le conseil de gerance ou le gerant unique (selon le cas) preparera un compte de profits et pertes qui sera soumis a l'assemblee generale des associes avec le bilan. Art. 19. Tout associe peut prendre communication au siege social de la Societe de l'inventaire, du bilan et du compte de profits et pertes. Si le nombre des associes excede 25 (vingt-cinq), une telle communication ne sera autorisee que pendant les 15 (quinze)jours precedant l'assemblee generale annuelle des associes. Surveillance de la societe Art. 20. Si le nombre des associes excede 25 (vingt-cinq), la surveillance de la Societe sera confiee a un ou plusieurs commissaire(s) aux comptes, associe(s) ou non. Chaque commissaire aux comptes sera nomme pour une periode expirant a la date de la prochaine assemblee generale annuelle des associes suivant sa nomination se pronon9ant sur !'approbation des comptes annuels. A !'expiration de cette periode, et de chaque periode subsequente, le(s) commissaire(s) aux comptes pourra/pourront etre renouvele(s) dans ses/leurs fonction(s) par une nouvelle decision de l'assemblee generale des associes ou de l'associe unique (selon le cas) jusqu'a la tenue de la prochaine assemblee 12 generale annuelle des associes se prononc;ant sur !'approbation des comptes annuels. Lorsque les seuils de !'article 35 de la loi du 19 decembre 2002 sur le registre du commerce et des societes seront atteints, la Societe confiera le controle de ses comptes annuels a un ou plusieurs reviseur(s) d'entreprises agree(s) nommes par l'assemblee generale des associees ou l'associe unique (selon le cas), parmi les membres inscrits au registre public des reviseurs d'entreprises agrees tenu par la Commission de Surveillance du Secteur Financier (CSSF). Nonobstant les seuils ci-dessus mentionnes, a tout moment, un ou plusieurs reviseur(s) d'entreprises agree(s) peuvent etre nommes par resolution de l'assemblee generale des associes ou l'associe unique (selon le cas) qui decide des termes et conditions de son/leurs mandat(s). Dividendes - Reserves Art. 21. L'excedent favorable du compte de profits et pertes, apres deduction des frais, charges et amortissements et provisions, constitue le benefice net de la Societe. Chaque annee, 5% ( cinq pour cent) du benefice net seront affectes a la reserve legale. Ces prelevements cesseront d'etre obligatoires lorsque la reserve legale aura atteint un dixieme du capital social tel qu'augmente ou reduit le cas echeant, mais devront etre repris si la reserve legale est inferieure ace seuil d'un dixieme. L'assemblee des associes, a la majorite prevue par la Loi, ou l'associe unique (selon le cas) peut decider a tout moment que l' excedent sera distribue entre les associes au titre de dividendes au pro rata de leur participation dans le capital de la Societe ou reporte a nouveau ou transfere a une reserve Speciale. Art. 22. Nonobstant les dispositions de !'article precedent, l'assemblee generale des associes de la Societe ou l'associe unique (selon le cas) peut, sur proposition du conseil de gerance ou du gerant unique (selon le cas), decider de payer des acomptes sur dividendes en cours d'exercice social sur base d'un etat comptable prepare par le conseil de gerance ou le gerant unique (selon le cas), desquels ii devra ressortir que des fonds suffisants sont disponibles pour la distribution, etant entendu que les fonds a distribuer ne peuvent pas exceder le montant des benefices realises depuis le demier exercice social augmente des benefices reportes et des reserves distribuables mais diminue des pertes repartees et des sommes a porter en reserve en vertu de la Loi ou des Statuts. Dissolution - Liquidation Art. 23. L'assemblee generale des associes, selon les conditions requises pour la modification des Statuts, ou l'associe unique (selon le cas), peut decider de la dissolution et la liquidation de la Societe. Art. 24. L'assemblee generale des associes avec l'approbation d'au moins la moitie des associes detenant trois-quarts du capital social devra designer un ou plusieurs liquidateurs, personnes physiques ou morales, et determiner la methode de liquidation, les pouvoirs du ou des liquidateurs et leur remuneration. La liquidation terminee, les avoirs de la Societe seront attribues aux associes au prorata des parts sociales qu'ils detiennent. Loi applicable Art. 25. II est renvoye aux dispositions de la Loi pour !'ensemble des points au regard desquels les presents Statuts ne contiennent aucune disposition specifique. POUR STATUTS CONFORMES AU 04 FEVRIER 2016 13